Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Tower Bancorp, Inc.

Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 29, 2009, relating to the 2008 consolidated financial statements of Graystone Financial Corp. appearing in Tower Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Lancaster, Pennsylvania

August 15, 2011